Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 of 4D Molecular Therapeutics, Inc. of our report dated March 25, 2021 relating to the financial statements of 4D Molecular Therapeutics, Inc., which appears in 4D Molecular Therapeutics, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2020. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

San Jose, California

October 26, 2021